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                                                                      EXHIBIT 23

                       CONSENT OF KPMG PEAT MARWICK LLP


We consent to the incorporation by reference of our report dated February 7, 1997, set forth in the Annual Report on Form 10-KSB of Conceptronic, Inc. (the "Company") for the fiscal year ended December 31, 1996, in the Company Registration Statement on Form S-8 (Commission File No. 333-19277).



/s/ KPMG Peat Marwick LLP
Boston, Massachusetts
March 26, 1997